Exhibit 10.8(a)
AMENDMENT NUMBER ONE
TO THE
RENAISSANCERE HOLDINGS LTD.
FIRST AMENDED AND RESTATED
2016 LONG-TERM INCENTIVE PLAN

WHEREAS, RenaissanceRe Holdings Ltd., a Bermuda company (the “Company”), maintains the RenaissanceRe Holdings Ltd. First Amended and Restated 2016 Long-Term Incentive Plan, as amended and restated effective as of February 4, 2022 (the “2016 LTI Plan”); and
WHEREAS, pursuant to its authority under Section 18 of the 2016 LTI Plan, the Governance and Human Capital Committee of the Board of Directors of the Company has determined that it is advisable and in the best interests of the Company to amend the 2016 LTI Plan to conform, in certain respects, the “Good Reason” definition included in the 2016 LTI Plan to the definition that the Company intends to include in its new forms of Tier 1 and Tier 2 Employment Agreements.

NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of November 8, 2022, as follows:

1.Section 2(t) of the 2016 LTI Plan is amended in its entirety as follows:

a.“Good Reason” means, with respect to a Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Good Reason, without the Participant’s consent, (i) a material diminution in the Participant’s employment duties, responsibilities, or authority; (ii) a material reduction in the Participant’s base salary; or (iii) a relocation of the Participant’s principal place of employment to a location more than thirty-five (35) miles farther from his or her principal residence than the location at which the Participant was employed immediately preceding such change. In no event will a Participant have the right to terminate his or her employment for Good Reason unless (x) such Participant provides written notice to the Company within ninety (90) days after the initial occurrence of the event or condition that gives such Participant the right to terminate his or her employment for Good Reason and (y) the Company has not cured such Participant’s right to terminate his or her employment for Good Reason within thirty (30) days of the receipt of such written notice by the Company. In the event that there is an Award Agreement or Participant Agreement defining Good Reason, “Good Reason” shall have the meaning provided in such agreement, and a Termination by the Participant for Good Reason hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

2.In all other respects, the 2016 LTI Plan shall remain in full force and effect in accordance with its terms.
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Exhibit 10.8(a)
IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized agent as of November 8, 2022.

RENAISSANCERE HOLDINGS LTD.

By: /s/ Shannon Lowry Bender
Name: Shannon Lowry Bender
Title: EVP, Group General Counsel and
Corporate Secretary